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                                                                    Exhibit 31.2

                    Certification of Chief Financial Officer


I, Lisa M. Kelley, certify that:


         1. I have reviewed the Annual Report on Form 10-K/A (Amendment No. 1) of Brightpoint, Inc., (the "Report") for the period ended December 31, 2004;

         2. Based on my knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report.


Date: April 11, 2005
                              /s/ Lisa M. Kelley
                              --------------------------------------------------
                              Lisa M. Kelley
                              Senior Vice President and Corporate Controller and Acting Chief Financial Officer
                              (Acting Principal Financial Officer)